UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012

POLONIA BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-176759	45-3181577
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3993 Huntingdon Pike, 3rd Floor
Huntingdon Valley, Pennsylvania	19006
(Address of principal executive offices)	(Zip Code)

(215) 938-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 3, 2012, Polonia Bancorp (the “Company”), the holding company for Polonia Bank, announced today the postponement of the completion of the second-step conversion of Polonia Bank and the related stock offering of new Polonia Bancorp, Inc. pending the release of supplemental prospectus disclosure. It has recently come to the attention of the Company’s management that Polonia Bank must remediate certain policy and procedural deficiencies, most notably in connection with the Bank’s compliance with Bank Secrecy Act/Anti-Money Laundering regulations.

For these reasons, the Company expects to provide a prospectus supplement and a supplemental order form to those persons who subscribed for shares in the offering which will provide them with an opportunity to review the revised disclosure contained in the prospectus supplement as part of their investment decision.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Press Release dated October 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POLONIA BANCORP, INC.

Date: October 3, 2012	By:	/s/ Paul D. Rutkowski
Paul D. Rutkowski
Chief Financial Officer and Corporate Secretary